EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") dated as of April 15,2012 (the "Effective Date") is made by and between Bonanza Goldfields Inc., (the "Employer") and Peter Cao, (the "Employee"). The Employer and the Employee may be referred to individually as a "Party" or collectively as the "Parties."

RECITALS

WHEREAS, the Employer is engaged in the business of exploration and mining, incorporated in the State of Nevada with headquarters in Phoenix Arizona.

WHEREAS, the Employer desires to employ the Employee, and the Employee wishes to enter into such employment, on the terms and conditions set forth in this Agreement; and

WHEREAS, each Party is duly authorized and capable of entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual acts and promises, covenants, agreements, representations, and warranties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. EMPLOYMENT.

The Employer hereby employs, engages, and hires the Employee on a full-time basis, and the Employee hereby accepts this employment subject to the terms and conditions of this Agreement. The Employee agrees and understands that he is an employee "at will," and nothing herein shall be interpreted to mean that the Employee is anything other than an employee at will. The Employee's employment may be terminated by either Party at any time pursuant to Section 12 hereof.

2. TERM.

The term of this Agreement shall begin on April 15, 2012 and continue until terminated by either Party in accordance with the provisions of Section 12 of this Agreement or by law. The period during which the Employee is employed pursuant to this Agreement shall be referred to as the "Employment Period."

3. COMPENSATION.

Subject to the terms and conditions of this Agreement, the Employee shall be compensated for his services as follows:

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(a) Base Salary. The Employer shall pay the Employee $1000.00 monthly installments at the end of each such period during the Employment Period. The Salary may be subject to such increases as may from time to time be determined by the President of the Employer.

(b) Performance Bonus. The Employee shall be entitled to performance bonus of 2 million (2,000,000) shares of common stock at $.06 per share for the production or increase in company value per $15 million dollars, up to $100 million dollars, this doesn't exclude market capitalization.

(c) Stock Options. The Employee will get four(4) million shares at $.025 per share vested immediately and After 6 months of employment, another four (4) million shares will vested at $.025 per share, all stock option are cashless.

(d) Other Benefits. The Employee shall be entitled to such other benefits as has started and may be customarily granted by the Employer to employees of similar rank and position.

(e) Withholding. All sums payable to the Employee under this Agreement shall be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law when the company once Bonanza Goldfields Inc. has procured a payroll company.

4. RESPONSIBILITIES AND DUTIES.

The Employee's responsibilities shall include communication_the corporate vision to the internal members of the organization so that everyone understands their role in achieving these goals.

-Ensuring that the action steps are taken to ensure that goals are met.

-Develop action plans to achieve goals.

5. OTHER EMPLOYMENT.

The Employee shall devote all of his time and attention solely to the Employer's business and interest. During the Employment Period, the Employee shall not engage, directly or indirectly, in any other business activity, regardless of whether it is pursued for gain or profit; provided, however, nothing contained in this Section 5 shall be deemed to prevent or to limit the right of the Employee to invest his money in real estate or in other companies if such investment does not oblige the Employee to assist in the operation of the affairs of such companies.

6. WORKING AMENITIES.

The Employee shall have access to all facilities and services suitable to his position and appropriate for the performance of his duties.

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7. EXPENSES.

The Employer shall reimburse the Employee for all business expenses actually and properly incurred by the Employee in connection with his duties under this Agreement in accordance with the Employer's normal policies. The reimbursement of such expenses shall be subject to the Employee's provision to the Employer of receipts, statements, and vouchers to the Employer's satisfaction.

8. CONFIDENTIALITY.

During and after the Employment Period, except as permitted by the Employer or required by law, the Employee shall not divulge or appropriate to his own use or to the use of others any secret or confidential information or knowledge pertaining to or otherwise affecting the Employer's business including but not limited to any of its customer lists, products, services, costs, profits, markets, sales, trade secrets, or other information not readily available to the public without regard to whether any of the above will be deemed confidential, material, or important. The Parties stipulate that, as between them, such matters are important, material, and confidential and affect the effective and successful conduct of the Employer's business, and the Employer's good will, and that any breach of the terms of this Section 8 shall be deemed a material breach of this Agreement.

9. NON-COMPETITION.

At the end of the Employment Period, by expiration or termination, the Employee shall not directly or indirectly engage, own, manage, control, operate, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Employer for a period of 3 months and within 5 miles from the present location[s] of the Employer's business. If the Employee actually breaches or threatens to breach the terms of this Section 10, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee.

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10. **FIDELITY BOND.**

The Employee shall, at the beginning of the Employment Period, does not have to apply for a fidelity or a surety bond from such company and in such amounts.

11. **TERMINATION.**

Either Party may, at any time, with or without cause, terminate this Agreement by giving seven (7) days' written notice to the other Party. If requested by the Employer, the Employee shall continue to render his services pursuant to this Agreement during such notice period, and shall be paid his regular compensation until the last day of the Employee's employment (the "Termination Date").

12. **RETURN OF PROPERTY.**

At the end of the Employment Period or at any time on the Employer's request, the Employee agrees to return to the Employer, retaining no copies or notes, all documents relating to the Employer's business including, but not limited to, reports, abstracts, lists, correspondence, information, computer files, computer disks, and all other materials and all copies of such material, obtained by the Employee during his employment with the Employer.

13. **DISABILITY.**

If an Employee is unable to perform his duties under this Agreement for a period of more than two (2) consecutive weeks by reason of his illness or incapacity, the Salary thereafter payable to him during the continued period of such illness or incapacity shall be reduced by twenty five percent (25 %). The Employee shall be entitled to his full Salary only when he returns to full employment. Notwithstanding the foregoing, the Employer may terminate this Agreement if the Employee has been absent from his employment for a continuous period of more than 1 month, and all obligations of the Employer under this Agreement shall end on that date.

14. **FURTHER ASSURANCES.**

Each Party hereto shall cooperate and take such further action as may be reasonably requested by the other Party in order to carry out the terms and purposes of this Agreement and any other transactions contemplated herein.

15. **ARBITRATION.**

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Any controversy or claim arising out of this Agreement, or the breach, termination, or invalidity of this Agreement shall be settled by arbitration in the city of Tampa Florida in accordance with then-governing rules of Florida. The arbitrator(s) shall be bound by the Agreement and shall interpret the Agreement in accordance with the applicable laws of the United States and the internal laws of the state of Florida. Any award, order, or judgment made pursuant to such arbitration shall be deemed final and shall be entered and enforced in any court of competent jurisdiction.

16. NOTICE.

Any notice or other communication provided for herein or given hereunder to a Party hereto shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective Party at the following address:

If to the Employer:
2415 E. Camelback Rd. Suite 700
Phoenix Az. 85016

-- If to the Employee:
210 Trammell Ct.
Alpharetta, Ga 30009

17. SUCCESSORS AND ASSIGNS.

This Agreement shall apply to all work performed by the Employee for the Employer, including any of its past, present, or future affiliates or subsidiaries, and shall be binding on the Employer's assigns, executors, administrators, and other legal representatives. This Agreement shall inure to the benefit of the Employer's successors and assigns. The Employee acknowledges that his services are distinctive and personal, and that he therefore may not assign his rights or delegate his duties or obligations under this Agreement.

18. NO IMPLIED WAIVER.

The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver

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15. ARBITRATION.

Any controversy or claim arising out of this Agreement, or the breach, termination, or invalidity of this Agreement shall be settled by arbitration in the city of Tampa Florida in accordance with then-governing rules of Florida. The arbitrator(s) shall be bound by the Agreement and shall interpret the Agreement in accordance with the applicable laws of the United States and the internal laws of the state of Florida. Any award, order, or judgment made pursuant to such arbitration shall be deemed final and shall be entered and enforced in any court of competent jurisdiction.

16. NOTICE.

Any notice or other communication provided for herein or given hereunder to a Party hereto shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective Party at the following address:

If to the Employer:
2415 E. Camelback Rd. Suite 700
Phoenix Az. 85016

If to the Employee:
110 Trammell Ct.
Alpharetta, Ga 30009

17. SUCCESSORS AND ASSIGNS.

This Agreement shall apply to all work performed by the Employee for the Employer, including any of its past, present, or future affiliates or subsidiaries, and shall be binding on the Employer's assigns, executors, administrators, and other legal representatives. This Agreement shall inure to the benefit of the Employer's successors and assigns. The Employee acknowledges that his services are distinctive and personal, and that he therefore may not assign his rights or delegate his duties or obligations under this Agreement.

18. NO IMPLIED WAIVER.

The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the

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to or of any other breach or default in the performance of the same or any other obligation.

19. GOVERNING LAW.

This Agreement shall be governed by the laws of the state of Georgia. If litigation results from or arises out of this Agreement or the performance thereof, the Parties agree to reimburse the prevailing Party's reasonable attorneys' fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing Party may be entitled.

20. COUNTERPARTS/ELECTRONIC SIGNATURES.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

21. SEVERABILITY.

-- (a) Whenever possible, each provision of this Agreement, will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.

22. ENTIRE AGREEMENT.

This Agreement constitutes the final, complete, and exclusive statement of the understanding of the Parties with respect to the subject matter hereof, and supersedes any and all other prior understandings, both written and oral, between the Parties. It may not be changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EMPLOYER BONANZA GOLDFIELDS, CORP.

Scott Geisler

By: ______________________________
Name: Scott Geisler
Title: CEO\President

EMPLOYEE Peter Cao

By: *Peter Cao*
Name: Peter Cao
Title: Chief Operating Officer